                                                                   EXHIBIT 10.10


$10,000,000.00                                                 December 15, 2000


                                    DEBENTURE

           1. For value received, Nextera Enterprises, Inc., a Delaware corporation ("Borrower"), promises to pay to the order of Knowledge Universe Capital Co. LLC, a Delaware limited liability company, or its assigns ("Lender"), the principal sum of Ten Million Dollars ($10,000,000.00) or such lesser sum as shall be advanced by Lender to Borrower hereunder from time to time (the "Principal Amount"). Interest shall accrue from the date hereof on the outstanding principal at ten percent (10%) per annum, compounded monthly, based on the calendar year, but in no case shall the interest rate exceed the maximum rate allowed by law. Accrued interest shall be paid on the last day of each calendar quarter. Any accrued but unpaid interest shall be added to the Principal Amount.

           2. Lender agrees to advance the Principal Amount in the following installments at the following times: (i) Two Million Five Hundred Thousand Dollars ($2,500,000) on the date hereof; (ii) Two Million Five Hundred Thousand Dollars ($2,500,000) on January 15, 2001; and (iii) Five Million Dollars ($5,000,000) on February 15, 2001.

           3. The Maturity Obligations shall be due and payable on ten days written notice to Borrower from the Lender (the "Maturity Date"). As used herein, "Maturity Obligations" shall mean the entire outstanding principal amount, together with all accrued but unpaid interest thereon, and all other sums due and unpaid hereunder.

           4. The Maturity Obligations shall be secured by all of the assets of Borrower and by all of the assets of the United States subsidiaries of Borrower pursuant to the terms of a Security Agreement entered into between Borrower and Lender as of even date herewith, subject to the approval of Borrower's "Lenders" as that term is defined in that certain Credit Agreement entered into by Borrower and dated December 30, 1999, as amended.

           6. All payments due under this Debenture are payable in lawful money of the United States of America at Lender's office at 844 Moraga Drive, Los Angeles, California 90049 or at such other place as Lender or other holder hereof shall notify Borrower in writing.

           7. All payments received by Lender on this Debenture shall be applied by Lender as follows: first, to the payment of accrued and unpaid interest; and second, to the reduction of the principal amount.

           8. Any portion of the principal amount, or interest unpaid at maturity, or when the entire amount of this Debenture is otherwise due and payable, shall thereafter accrue interest at a rate of fifteen percent (15%) per annum (the "Delinquency Rate"). The Delinquency Rate shall be effective both before and after any judgment as may be rendered in a court of competent jurisdiction provided, however, that if such Delinquency Rate is deemed to be interest in excess of the amount permitted to be charged to Borrowers under applicable law, Lender shall be entitled to collect a Delinquency Rate only at the highest rate permitted by law, and any interest actually collected by Lender in excess of such lawful amount shall be deemed a payment in reduction of the principal amount then outstanding under this Debenture and shall be so applied.

           9. Borrower may prepay this Debenture in whole or in part without any premium or penalty.

           10. There shall exist an "Event of Default" hereunder, if any obligation of the Borrower, whether as principal, guarantor, surety or other obligor, for the payment of indebtedness aggregating in excess of $1,000,000 shall not be paid when declared to be due and payable prior to the expressed maturity or expiration thereof, or any event or circumstance shall occur which permits the holder or holders of any such obligation or obligations to declare such obligation due and payable prior to the expressed maturity thereof.

           11. This Debenture shall have priority over any other Debenture of Borrower held by Lender or any assignee of Lender.

           12. In the event this Debenture is turned over to an attorney at law for collection after default, in addition to the Maturity Obligations, Lender shall be entitled to collect all costs of collection, including but not limited to reasonable attorneys' fees incurred, whether or not suit on this Debenture is filed, and all such costs and expenses shall be payable on demand.

           13. This Debenture may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

           14. Borrower, for itself and its successors and assigns, and each endorser or guarantor of this Debenture, for its heirs, successors, and assigns, hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, and exemption now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Reform Act of 1978, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Debenture and any and all extensions, renewals, and modifications hereof.

           15. It is the intention of the parties to conform strictly to applicable usury laws from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender or the holder hereof, or collected by Lender or such holder, for the use, forbearance, or detention of the money to be lent hereunder or otherwise, exceed the maximum amount permissible under applicable usury laws. If under any circumstances whatsoever fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Lender or other holder hereof shall ever receive an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid principal amount and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Lender and Borrower and any endorser or guarantor of this Debenture.

           16. This Debenture shall be governed by and construed under the laws of the State of California. Borrower hereby submits to personal jurisdiction within the State of California for the enforcement of Borrower's obligations hereunder, and waives any and all personal rights under the law of any other state to object to jurisdiction within the State of California for the purposes of litigation to enforce such obligation of Borrower.

           17. This Debenture is subject to the Subordination Agreement dated as of December 15, 2000, as from time to time in effect, among Lender, Borrower, and Fleet National Bank f/k/a BankBoston, N.A., as Agent, which, among other things, subordinates the obligations of Borrower hereunder to the prior payment of certain obligations of Borrower to the holders of Senior Indebtedness as defined therein.

           IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Debenture to be duly executed.

                                       "BORROWER"

                                       Nextera Enterprises, Inc.,
                                       a  Delaware corporation

                                       By:     /s/ Michael P. Muldowney
                                               ---------------------------------
                                               Name: Michael P. Muldowney
                                               Its: CFO